UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015

VOLT INFORMATION SCIENCES, INC.
(Exact name of Registrant as Specified in its Charter)

New York	001-9232	13- 5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas
New York, New York 10018
(Address of Principal Executive Offices)

(212) 704-2400
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 20.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 30, 2015, Volt Information Sciences, Inc. (the “Company”) entered into an agreement (the “Settlement Agreement”) with Glacier Peak Capital LLC and certain of its affiliates (collectively, “Glacier Peak”).

Pursuant to the Settlement Agreement, the Board of Directors of the Company (the “Board”) agreed to increase the size of the Board from eight to nine directors and to appoint John C. Rudolf to the Board to fill the new director position resulting from the increase in the size of the Board, effective immediately. The Company also agreed to nominate each of John C. Rudolf, James E. Boone, Nick S. Cyprus, Michael D. Dean, Dana Messina and Laurie Siegel (the “Company Nominees”) for election to the Board at the Company’s 2015 annual meeting of shareholders (the “2015 Annual Meeting”). The Company also agreed that, until the 2015 Annual Meeting, Messrs. Boone, Cyprus, Dean and Messina and Ms. Siegel may attend meetings of the Board in a “board observer” capacity, subject to certain limitations.

 The Company also agreed that, at the first meeting of the Board following the 2015 Annual Meeting, Mr. Rudolf will be appointed as a member of the Nominating/Corporate Governance Committee of the Board and as a member of the Audit Committee of the Board.

Pursuant to the Settlement Agreement, Mr. Rudolf has delivered to the Board an irrevocable resignation letter pursuant to which Mr. Rudolf shall tender his resignation from the Board and all applicable committees of the Board if at any time Glacier Peak beneficially owns in the aggregate less than fifty percent (50%) of the shares of Common Stock, par value $.10 per share (the “Common Stock”), of the Company beneficially owned by it as of the date of the Settlement Agreement, excluding, for the avoidance of doubt, shares of Common Stock as to which Glacier Peak holds an irrevocable proxy pursuant to that certain Voting Agreement and Irrevocable Proxy dated as of October 28, 2014 by and among Glacier Peak Capital LLC, Jerome Shaw, Joyce Cutler-Shaw, The Jerome and Joyce Shaw Family Trust U/D/T dated 8/6/1969, and The Rachel Lynn Shaw Trust U/D/T dated 11/23/2001 (the “Proxy Shares”).  In addition, if either of Messrs. Rudolf or Boone is unable to serve as a director for any reason (other than, in the case of Mr. Rudolf, by reason of his resignation as set forth in the preceding sentence) prior to the 2016 annual meeting of stockholders (the “2016 Annual Meeting”), and at such time Glacier Peak beneficially owns in the aggregate not less than fifty percent (50%) of the shares of Common Stock beneficially owned by it as of the date of the Settlement Agreement, excluding the Proxy Shares, then Glacier Peak has the ability to recommend a replacement, whose appointment to the Board is subject to the approval of the Board. Any replacement director must (i) be qualified to serve as a member of the Board under all applicable corporate governance policies or guidelines of the Company and the Board and applicable legal, regulatory and stock market requirements; and (ii) meet the independence requirements with respect to the Company of the listing rules of the NYSE MKT or any successor thereto.

In connection with the Settlement Agreement, the Board authorized an amendment (the “Amendment”) to Article Ninth of the Restated Certificate of Incorporation of the Company, as amended (the “Certificate”), providing for the elimination of the classification of directors of the Company and for annual elections of directors of the Company.  The Amendment will be submitted to a vote of the shareholders of the Company at the 2015 Annual Meeting.  The closing of the polls for the election of directors at the 2015 Annual Meeting will not take place until following the closing of the polls for the approval of the Amendment and, if the Amendment is duly approved by the holders of Common Stock, until following the effectiveness of the Amendment under New York law.  If the Amendment is not approved by shareholders at the 2015 Annual Meeting, Messrs. Rudolf and Boone shall be elected for a term expiring at the 2016 Annual Meeting, and each of the other Company Nominees shall be elected for a term expiring at the 2017 annual meeting of shareholders.

Glacier Peak, Deborah Shaw and Linda Shaw have entered into a voting agreement (the “Voting Agreement”) pursuant to which each such shareholder has agreed to vote or cause to be voted all shares of Common Stock beneficially owned by such shareholder in favor of the approval of the Amendment and the election of each of the Company Nominees; provided that, in the case of any shares of Common Stock as to which Deborah Shaw or Linda Shaw has shared voting power, such shareholder agreed to use her reasonable best efforts to cause such shares of Common Stock to be voted in favor of the Amendment and the election of the Company Nominees.

Glacier Peak is subject to standstill provisions under the Settlement Agreement. Such provisions remain in effect until the tenth (10th) business day prior to the deadline for a shareholder to submit nominations at the 2016 Annual Meeting in accordance with the provisions set forth in the Company’s Bylaws in effect at such time. These provisions restrict Glacier Peak’s ability to engage in certain proxy solicitations, make certain proposals, call meetings of stockholders or solicit consents from stockholders, acquire beneficial ownership of more than 15% of the Common Stock, obtain additional representation on the Board and seek to remove any of the Company’s directors.

The Company agreed to reimburse Glacier Peak for its reasonable, documented out-of-pocket fees and expenses, including legal fees, in connection with the 2015 Annual Meeting, the filing of a Schedule 13D amendment in connection with the Settlement Agreement, and the negotiation and execution of the Settlement Agreement, up to a maximum of $300,000. Each of the parties to the Settlement Agreement also agreed to mutual non-disparagement obligations.

The foregoing description of the terms and conditions of the Settlement Agreement (including the Amendment, a form of which is attached as Exhibit A to the Settlement Agreement, and the Voting Agreement, a form of which is attached as Exhibit B to the Settlement Agreement) does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference. On March 31, 2015, the Company issued a press release announcing the signing of the Settlement Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 30, 2015, pursuant to the Settlement Agreement described in Item 1.01 of this Current Report on Form 8-K, John C. Rudolf was appointed to the Board, effective immediately. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Jerome Shaw, Mark Kaplan, Deborah Shaw and William Turner will not stand for reelection at the 2015 Annual Meeting, and Lloyd Frank has agreed to retire from the Board on the date of the 2015 Annual Meeting, prior to the opening of the 2015 Annual Meeting. The Company expresses its appreciation to each of Jerome Shaw, Lloyd Frank, Mark Kaplan, Deborah Shaw and Bill Turner for their valuable service on the Board and their important contributions to achieving the Settlement Agreement with Glacier Peak.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Agreement (including Exhibits A and B), dated as of March 30, 2015, by and among Volt Information Sciences, Inc., Glacier Peak Capital LLC, Glacier Peak U.S. Value Fund, L.P. and John C. Rudolf.

99.1	Press Release, dated March 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 2, 2015	Volt Information Sciences, Inc.

	By:	/s/ Paul Tomkins
Paul Tomkins
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Agreement (including Exhibits A and B), dated as of March 30, 2015, by and among Volt Information Sciences, Inc., Glacier Peak Capital LLC, Glacier Peak U.S. Value Fund, L.P. and John C. Rudolf.

99.1	Press Release, dated March 30, 2015.